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                                                                    EXHIBIT (21)

SUBSIDIARIES OF THE COMPANY

     The following is a list of subsidiaries of the Company as of December 31, 2000 except that certain subsidiaries, the sole function of which is to hold the stock of operating subsidiaries, which in the aggregate do not constitute significant subsidiaries, have been omitted. Subject to the foregoing in each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation.

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                                                              STATE OR COUNTRY
NAME                                                          OF ORGANIZATION
----                                                          ----------------
MP Pumps, Inc. .............................................  Michigan
Tecumseh do Brasil, Ltda. ..................................  Brazil
  Tec Kold International Company, Ltd. .....................  Liechtenstein
  Tecumseh do Brasil Europe Srl.............................  Italy
Tecumseh Products Company of Canada, Ltd. ..................  Canada
Tecumseh Products Company, Engine & Transmission Group,
  Dunlap
  Operations, Inc. .........................................  Tennessee
Douglas Products, Inc. .....................................  Georgia
Tecumseh France S.A. .......................................  France
  Tecumseh Europe S.A. .....................................  France
     L'Unite Hermetique-Far East SDN. BHD...................  Malaysia
     Societe Des Moteurs Electriques de Normandie S.A. .....  France
     Societe Immobiliere De Construction de La
      Verpilliere...........................................  France
  Tecumseh Services EURL S.A. ..............................  France
Tecumseh Products Company, International Division, Inc.
  (FSC).....................................................  Virgin Islands
Tecumseh Europa, S.p.A......................................  Italy
  Societe T.I.G.E.R.........................................  France
  Tecumseh Deutschland GmbH.................................  Germany
  Tecumseh Service France...................................  France
  Tecumseh U.K. Limited.....................................  United Kingdom
Little Giant Pump Co. ......................................  Oklahoma
Trenton Division, Inc. .....................................  Tennessee
Vitrus, Inc. ...............................................  Rhode Island
Tecumseh Products India, Ltd. ..............................  India
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